                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
    Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 4, 2000 (April 4, 2000)
                                                 --------------


                              booktech.com, inc.
------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


            Nevada                       000-26903              88-0409153
------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
      of Incorporation)                                      Identification No.)


42 Cummings Park, Woburn, Massachusetts                           01801
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code: (781) 933-5400
                                                   ---------------

                               Ebony & Gold Ventures, Inc.
                               Suite 2000 1177 West Hastings Street, Vancouver, British Columbia V6E 2K3, Canada
------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Change in Control of Registrant.
         --------------------------------

         On March 31, 2000, EG Acquisitions Corporation, a Nevada corporation ("Merger-Sub"), a wholly owned subsidiary of Ebony & Gold Ventures, Inc., a Nevada corporation (the "Company"), merged (the "Merger") with and into booktech.com, inc., a Massachusetts corporation ("booktech"), pursuant to an Agreement and Plan of Merger dated March 31, 2000 (the "Merger Agreement"). booktech is an Internet based developer and distributor of college coursepack materials. Following the Merger, the business to be conducted by the Company will be the business conducted by booktech prior to the Merger. The Merger will be accounted for as a reverse acquisition. In conjunction with the Merger, the Company changed its name to "booktech.com, inc."

         Pursuant to the terms of the Merger Agreement, the Company issued 7,520,690 shares of its authorized but unissued common stock to the former holders of booktech common stock in exchange for 21,810 shares of common stock of booktech ("booktech common stock") issued and outstanding as of the effective time of the Merger and 1,100,000 shares of the Company's Series B Preferred Stock based in exchange for 3,190 shares of booktech common stock issued and outstanding as of the effective time of the Merger.

         Pursuant to the Merger, debt and accrued interest ($3,216,171) owed by booktech to certain investors, was converted into 2,135,301 shares of Series A Preferred Stock of the Company.

         In addition, the Company purchased technology and a related patent application from Virtuosity Press LLC, a Delaware Limited Liability Company ("Virtuosity"), in exchange for 1,379,310 shares of the Company's $.00042 par value Common Stock.

         The shares issued to the former booktech stockholders represent approximately 56.8% of the outstanding voting securities (by vote) of the Company following the Merger.


Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         See Item 1 above for a description of the Merger.


Item 5.  Other Events.
         -------------

         In connection with the Merger, the Company changed its name to "booktech.com, inc." and issued 4,666,667 shares of common stock pursuant to
Section 4(2) of the Securities Act of 1933, as amended, and warrants to purchase 833,333 shares of Common Stock at an exercise price of $1.50 per share for an aggregate purchase price of $7,000,000.

         In connection with the Merger, Barry Romeril, Sherry Turkle, Morris
A. Shepard and Ajmal Khan were appointed by Joel Dumaresq, the sole director, of the Company as directors to fill vacancies on the Board of Directors, to serve in such capacity until the next annual meeting of shareholders of the Company or until their earlier resignation or removal.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         Financial Statements of booktech
              Audited financial statements for the 5-month period ending
                  December 31, 1999, and for the years ending July 31, 1998, and July 31, 1999.
              Pro Forma Balance Sheet as of  December 31, 1999, Pro Forma
                  Statement of Operations for the five months ended December 31, 1999 and for the year ended July 31, 1999.


EXHIBIT LIST.

   2.1     Agreement and Plan of Merger(1)

   2.2     List of Exhibits and Schedules

   4.1     Articles of Incorporation of the Company(2)

   4.2 Amendment to Articles of Incorporation of Company authorizing Blank Check Preferred Stock

   4.3     Certificate of Designation of Series A Preferred Stock

   4.4     Certificate of Designation of Series B Preferred Stock

   4.5     Form of Warrant to purchase shares of Company Common Stock

  27       Financial Data Schedules


------------
1 The Company undertakes to file supplementally a copy of any schedule to the Agreement and Plan of Merger to the SEC upon request.

2 The Articles of Incorporation of the Company were previously filed as Exhibit 3.1 to Form 10SB12G filed on August 2, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              booktech.com, inc.



                              /s/ Morris A. Shepard
                              ---------------------
                              Name:  Morris A. Shepard
                              Title: President and Chief Executive Officer



Dated: April 4, 2000

                              ---------------------------------------------

                              booktech.com, inc.

                              Balance Sheets as of December 31, 1999 and
                              July 31, 1999 and 1998 and Statements of
                              Operations, Shareholders' Deficiency, and
                              Cash Flows for the Five-Month Period Ended
                              December 31, 1999 and for the Years Ended
                              July 31, 1999 and 1998 and Independent
                              Auditors' Report

INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders booktech.com, inc.
Woburn, Massachusetts

We have audited the accompanying balance sheets of booktech.com, inc. (the "Company") as of December 31, 1999 and July 31, 1999 and 1998, and the related statements of operations, shareholders' deficiency, and cash flows for the five-month period ended December 31, 1999 and for the years ended July 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and July 31, 1999 and 1998, and the results of its operations and its cash flows for the five-month period ended December 31, 1999 and for the years ended July 31, 1999 and 1998 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses, negative working capital, shareholders' deficiencies and noncompliance with provisions contained in certain of its long-term debt agreements raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Deloitte & Touche LLP



Boston, Massachusetts
March 3, 2000
booktech.com, inc.

BALANCE SHEETS
DECEMBER 31, 1999, JULY 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                               December 31,   July 31,    July 31,
ASSETS                                            1999          1999         1998
CURRENT ASSETS:
  Cash                                        $   82,753     $ 58,451     $ 32,155
  Accounts receivable, less allowance
    for returns of $91,732, $13,331 and
    $8,887, respectively                         228,466      114,107       77,023
  Shareholder's advance                                -       19,267            -
                                              ----------     --------     --------

            Total current assets                 311,219      191,825      109,178
                                              ----------     --------     --------
PROPERTY AND EQUIPMENT:
  Office and computer equipment                  263,241      149,731      124,004
  Furniture and fixtures                         149,934        9,427        9,427
  Leasehold improvements                          80,632       56,249       56,249
  Computer software                              314,491       10,221            -
                                              ----------     --------     --------

            Total property and equipment         808,298      225,628      189,680

  Less accumulated depreciation
    and amortization                              73,928      124,966       75,865
                                              ----------     --------     --------

            Property and equipment - net         734,370      100,662      113,815
                                              ----------     --------     --------

DEPOSITS                                          25,200       23,200            -



                                              ----------     --------     --------


TOTAL ASSETS                                  $1,070,789     $315,687     $222,993
                                              ==========     ========     ========

LIABILITIES AND SHAREHOLDERS'                      December 31,      July 31,       July 31,
  DEFICIENCY                                           1999            1999          1998
CURRENT LIABILITIES:
  Accounts payable                                  $1,282,385     $  610,040     $  352,615
  Accrued expense                                      410,817         67,463         59,155
  Accrued interest from related parties                354,130        252,781         88,025
  Current portion of loans from related parties      2,953,759      3,202,500      1,713,343
  Current portion of long-term debt                    437,838        389,657        153,561
                                                    ----------     ----------     ----------

           Total current liabilities                 5,438,929      4,522,441      2,366,699

LOANS FROM RELATED PARTIES                                   -        123,996        123,259

LONG-TERM DEBT                                         591,824         94,818         96,172

OTHER LIABILITIES                                      146,250        120,000              -
                                                    ----------     ----------     ----------

                                                     6,177,003      4,861,255      2,586,130
                                                    ----------     ----------     ----------

COMMITMENTS AND CONTINGENCIES (Note 4)

SHAREHOLDERS' DEFICIENCY:
   Common stock, no par value, 200,000 shares
     authorized; 28,000 shares issued and 25,000
     shares outstanding at December 31, 1999;
     23,000 shares issued and 20,000 shares
     outstanding at July 31, 1999 and
     July 31, 1998                                     760,000        260,000        260,000
   Accumulated deficit                              (5,678,714)    (4,618,068)    (2,435,637)
                                                    ----------     ----------     ----------

                                                    (4,918,714)    (4,358,068)    (2,175,637)

  Less treasury stock, 3,000 shares                   (187,500)      (187,500)      (187,500)
                                                    ----------     ----------     ----------

        Total shareholders' deficiency              (5,106,214)    (4,545,568)    (2,363,137)
                                                    ----------     ----------     ----------
TOTAL LIABILITIES AND
  SHAREHOLDERS' DEFICIENCY                          $1,070,789     $  315,687     $  222,993
                                                    ==========     ==========     ==========

See notes to financial statements.

booktech.com, inc.

STATEMENTS OF OPERATIONS
FIVE-MONTH PERIOD ENDED DECEMBER 31, 1999 AND
YEARS ENDED JULY 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                     Five-Month
                                                    Period Ended
                                                     December 31,            Year Ended July 31,
                                                         1999                1999             1998
NET SALES                                           $  1,024,866       $  1,328,813      $    793,178

COST OF SALES                                          1,027,223          1,578,308           856,559
                                                    ------------       ------------      ------------

GROSS MARGIN                                              (2,357)          (249,495)          (63,381)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             919,034          1,718,300         1,025,932
                                                    ------------       ------------      ------------

LOSS FROM OPERATIONS                                    (921,391)        (1,967,795)       (1,089,313)
                                                    ------------       ------------      ------------
INTEREST EXPENSE:
  Interest expense from related parties                   83,422            209,795            88,363
  Other                                                   42,327              4,841            23,937
                                                    ------------       ------------      ------------

           Total interest expense                        125,749            214,636           112,300
                                                    ------------       ------------      ------------

OTHER EXPENSE                                             13,506                  -                 -
                                                    ------------       ------------      ------------

NET LOSS                                            $ (1,060,646)      $ (2,182,431)     $ (1,201,613)
                                                    ============       ============      ============

NET LOSS PER SHARE (Basic and diluted)              $        (46)      $       (109)     $        (56)
                                                    ============       ============      ============

SHARES USED IN COMPUTING NET LOSS
  PER SHARE                                               23,007             20,000            21,504
                                                    ============       ============      ============


See notes to financial statements.

booktech.com, inc.

STATEMENTS OF SHAREHOLDERS' DEFICIENCY
FIVE-MONTH PERIOD ENDED DECEMBER 31, 1999 AND
YEARS ENDED JULY 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                          Common Stock             Treasury        Accumulated
                                                       Shares        Amount          Stock           Deficit           Total
BALANCE, AUGUST 1, 1997                                16,000      $ 260,000      $       --      $ (1,234,024)    $   (974,024)

  Purchase of treasury stock                           (3,000)            --        (187,500)               --         (187,500)

  Common stock split                                    7,000             --              --                --               --

  Net loss                                                 --             --              --        (1,201,613)      (1,201,613)
                                                     --------      ---------      ----------      ------------     ------------

BALANCE, JULY 31, 1998                                 20,000        260,000        (187,500)       (2,435,637)      (2,363,137)

  Net loss                                                 --             --              --        (2,182,431)      (2,182,431)
                                                     --------      ---------      ----------      ------------     ------------

BALANCE, JULY 31, 1999                                 20,000        260,000        (187,500)       (4,618,068)      (4,545,568)

  Related-party loans converted into
    common stock                                        5,000        500,000              --                --          500,000

  Net loss                                                 --             --              --        (1,060,646)      (1,060,646)
                                                     --------      ---------      ----------      ------------     ------------

BALANCE, DECEMBER 31, 1999                             25,000      $ 760,000      $ (187,500)     $ (5,678,714)    $ (5,106,214)
                                                     ========      =========      ==========      ============     ============


See notes to financial statements.

booktech.com, inc.

STATEMENTS OF CASH FLOWS
FIVE-MONTH PERIOD ENDED DECEMBER 31, 1999 AND
YEARS ENDED JULY 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                    Five-Month
                                                                   Period Ended
                                                                    December 31,        Year Ended July 31,
                                                                        1999          1999             1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $(1,060,646)   $(2,182,431)     $(1,201,613)
                                                                   -----------    -----------      -----------
  Adjustments to reconcile net loss to cash used for
   operating activities:
    Depreciation and amortization                                       23,515         49,101           41,858
    Loss on disposal of property and equipment                          12,869             --               --
    (Decrease) increase in cash from:
      Accounts receivable, net                                        (114,359)       (37,084)         (77,023)
      Shareholder's advance                                             19,267        (19,267)              --
      Deposits                                                          (2,000)       (23,200)              --
      Accounts payable                                                 368,075        663,939          173,501
      Accrued expense                                                  234,605          8,308           (3,366)
      Accrued interest on loans from related parties                   101,348        164,756           77,215
      Other liabilities                                                 60,000        120,000               --
                                                                   -----------    -----------      -----------

            Total adjustments                                          703,320        926,553          212,185
                                                                   -----------    -----------      -----------

            Cash used for operating activities                        (357,326)    (1,255,878)        (989,428)
                                                                   -----------    -----------      -----------

CASH FLOWS USED FOR INVESTING ACTIVITIES - Purchases of
  property and equipment                                              (181,699)       (35,948)         (33,942)
                                                                   -----------    -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans from related parties                             150,000      1,510,000        1,190,000
  Payments from loans from related parties                             (22,707)       (20,106)         (19,970)
  Proceeds from long-term debt                                         595,539        100,000          149,265
  Payment of long-term debt                                           (159,505)      (271,772)        (102,232)
  Purchase of treasury stock                                                --             --         (187,500)
                                                                   -----------    -----------      -----------

            Cash provided by financing activities                      563,327      1,318,122        1,029,563
                                                                   -----------    -----------      -----------

INCREASE IN CASH                                                        24,302         26,296            6,193

CASH, BEGINNING OF YEAR                                                 58,451         32,155           25,962
                                                                   -----------    -----------      -----------

CASH, END OF YEAR                                                  $    82,753    $    58,451      $    32,155
                                                                   ===========    ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
  Cash paid for interest                                           $    16,548    $    53,721      $    30,989
                                                                   ===========    ===========      ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
  Property and equipment in accounts payable                       $   304,270    $        --      $        --
                                                                   ===========    ===========      ===========

  Property and equipment in accrued expense                        $    75,000    $        --      $        --
                                                                   ===========    ===========      ===========

  Equipment acquired through capital leases                        $   109,123    $        --      $        --
                                                                   ===========    ===========      ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
  Conversion of related-party loans into common stock              $   500,000    $        --      $        --
                                                                   ===========    ===========      ===========

  Conversion of accounts payable into long-term debt               $        --    $   406,514      $        --
                                                                   ===========    ===========      ===========

See notes to financial statements.

booktech.com, inc.

NOTES TO FINANCIAL STATEMENTS
FIVE-MONTH PERIOD ENDED DECEMBER 31, 1999 AND
YEARS ENDED JULY 31, 1999 AND 1998
------------------------------------------------------------------------------


1.  NATURE OF BUSINESS AND BASIS OF PRESENTATION

    Nature of Business - booktech.com, inc. (the "Company") is a digital and on-demand publisher of custom textbooks, also known as coursepacks, which are distributed primarily through college bookstores.

    Basis of Presentation - The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred net losses of $1,060,646, $2,182,431 and $1,201,613 for the five-month period ended
    December 31, 1999 and for the years ended July 31, 1999 and 1998, respectively. At December 31, 1999, the Company has working capital and stockholders' deficiencies each aggregating $5.1 million. The Company's operating losses and working capital needs have been funded principally by loans from its shareholders. The Company's shareholders have not committed to continue funding the losses of the Company on a long-term basis. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

    The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As described in Note 5, at December 31, 1999, the Company was in default on certain provisions of its lending agreements. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow through increased net sales to meet its obligations on a timely basis, comply with the terms and covenants of its financing agreements, obtain additional financing or refinancing as may be required, and ultimately to attain successful operations. Management is continuing its efforts to increase net sales and obtain additional funds so that the Company can meet its obligations and sustain operations. Subsequent to December 31, 1999, the Company received additional financing of $1,500,000 and signed a letter of intent to enter into a merger agreement (Note 9).


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Revenue Recognition - Revenue is recognized at the time of shipment. The Company has established programs which, under specified conditions, enable customers to return products. The Company provides an allowance for estimated sales returns based upon historical data.

    Concentration of Credit Risk and Major Customer Information - Financial instruments that potentially expose the Company to concentrations of credit risk include cash and accounts receivable. The Company performs ongoing credit evaluations of its customers and does not require collateral. In addition, the Company maintains allowances for potential credit losses, and such losses, in the aggregate, have not exceeded management expectations. One customer accounted for 70%, 75% and 57% of net sales for the five-month period ended December 31, 1999 and for the years ended July 31, 1999 and 1998, respectively. This same customer accounted for 77%, 41% and 54% of accounts receivable at December 31, 1999, July 31, 1999 and July 31, 1998, respectively.

    Property and Equipment - Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the various classes of assets or lease terms, whichever is shorter. Ranges of useful lives are as follows:

                                                             Years

        Furniture and fixtures                                7
        Office and computer equipment                         5
        Leasehold improvements                               1-5
        Computer software                                     3

    The cost and related accumulated amortization of leased office and computer equipment, which have been capitalized, aggregate $109,000 and $1,000 at December 31, 1999, respectively.

    Impairment of Long-Lived Assets - Recoverability of long-lived assets is determined periodically by comparing the forecasted, undiscounted net cash flows of the operations to which the assets relate to their carrying amounts, including associated intangible assets of such operations.

    Advertising - Advertising costs are expensed as incurred. Total marketing material and advertising expenses for the five-month period ended December 31, 1999 and for years ended July 31, 1999 and 1998 aggregated $1,200, $21,700 and $26,100, respectively.

    Income Taxes - In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    The Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the areas where estimates are utilized include allowances for doubtful accounts and returns, certain accrued expenses, and the valuation allowance on deferred tax assets. Actual results could differ from those estimates.

    Stock-Based Compensation - The Company accounts for stock options to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion ("APB") No. 25 and for stock options to nonemployees using the fair value method in accordance with SFAS No. 123.

    Comprehensive Income - On August 1, 1997, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires the Company to report in the financial statements, in addition to net income
    (loss), comprehensive income and its components including all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company had no components of comprehensive income.

    Segment Information - On August 1, 1997, the Company adopted the provisions of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement establishes standards for reporting information about operating segments in annual financial statements consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. The Company currently operates in a single segment.

    Earnings Per Share - The Company has adopted the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires the disclosure of basic and diluted earnings per share. Basic earnings per share is computed using the weighted-average number of common shares outstanding during each year. The weighted-average number of common shares outstanding for the period ending July 31, 1998 has been computed assuming that the common stock split which occurred during that period, occurred on August 1, 1997. Diluted earnings per common share reflect the effect of the Company's outstanding common stock option except where such item would be antidilutive. Due to the net loss for the five-month period ended December 31, 1999 and for the years ended July 31, 1999 and 1998, basic and diluted per share amounts are the same. For the five-month period ended December 31, 1999 and the year ended July 31, 1999, potential common shares are not included in the per share calculations for diluted EPS, because the effect of their inclusions would be antidilutive.

    New Accounting Guidance - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the Company is required to adopt effective January 1, 2001. SFAS No. 133 will require the Company to record all derivatives on the balance sheets at fair value. The impact of SFAS No. 133 on the Company's financial statements will depend on a variety of factors, including future interpretative guidance from the FASB and the future level of derivative instruments and hedging activities. The Company is currently evaluating the effects from adopting SFAS No. 133 to its financial statements.

3.  ACCRUED EXPENSES

    Accrued expenses consisted of the following:

                                                December 31,             July 31,
                                                    1999           1999          1999
        Accrued professional fees                $ 149,000      $ 10,000      $ 12,459
        Accrued salaries and benefits               91,830        55,672        41,064
        Accrued interest                             9,643         1,791         5,632
        Accrued vacation                            51,594             -             -
        Accrued construction                        75,000             -             -
        Deferred service contract expense           33,750             -             -
                                                 ---------      --------      --------

        Total                                    $ 410,817      $ 67,463      $ 59,155
                                                 =========      ========      ========



4.  COMMITMENTS AND CONTINGENCIES

    The Company leases office facilities and certain equipment under noncancelable operating leases expiring at various dates through 2004. At December 31, 1999, future minimum lease payments are as follows:

                                                    Capital       Operating
                                                     Lease         Leases

        2000                                       $ 24,418     $ 154,664
        2001                                         31,148       156,400
        2002                                         31,148       152,237
        2003                                         29,674       150,156
        2004                                         13,462       116,487
                                                   --------     ---------

        Total                                       129,850     $ 729,944
                                                                =========

        Less amounts representing interest          (21,799)
                                                   --------

        Present value of minimum lease payments    $108,051
                                                   ========


    Rental expense charged to operations approximated $52,700, $75,600 and $50,000 for the five-month period ended December 31, 1999 and for the years ended July 31, 1999 and 1998, respectively.

    Services Agreement - In March 1999, the Company entered into an agreement with a service provider to provide reproduction services. The term of the agreement is 60 months and includes base payment increases over the term of the agreement. The total amount of the base service payments is being charged to expense using the straight-line method over the term of the agreement. The Company has recorded a deferred credit to reflect the excess of services expense over cash payments since the inception of the agreement. Deferred credits of $180,000 and $120,000 are recorded within the balance sheets at December 31, 1999 and July 31, 1999, respectively. Future minimum payments under the service agreement are as follows:

                2000                            $  973,329
                2001                               984,576
                2002                               984,576
                2003                               984,576
                2004                               246,144
                                                ----------

                Total                           $4,173,201
                                                ==========

    Litigation - The Company is a party in various legal proceedings and potential claims arising in the normal course of business. While the ultimate outcome of these claims cannot be predicted, management does not believe, after consultation with counsel, the ultimate resolution of these claims will have a material effect on the Company's financial position, results of operations or cash flows.


5.  LONG-TERM DEBT

    Long-term debt consisted of the following at:

                                                        December 31,              July 31,
                                                            1999            1999           1998
        Advances under line of credit                   $   95,539        $ 100,000    $  99,265
        Term loans                                               -           12,500       50,000
        Small Business Administration loans                 94,818           96,114      100,468
        Supplier equipment promissory note                 231,254          275,861            -
        Capital lease obligation (Note 4)                  108,051                -            -
        Verus Capital notes payable                        500,000                -            -
                                                        ----------        ---------    ---------

                                                         1,029,662          484,475      249,733

        Less current portion                              (437,838)        (389,657)    (153,561)
                                                        ----------        ---------    ---------

        Long-term debt                                  $  591,824        $  94,818    $  96,172
                                                        ==========        =========    =========

    Line of Credit - The Company has a revolving line of credit which allows borrowings up to $100,000. Interest is charged at the bank's prime rate (8.5%, 8.0% and 8.5% at December 31, 1999, July 31, 1999 and 1998,
    respectively) plus 2%, and borrowings outstanding are collateralized by substantially all of the Company's tangible assets. The line of credit expires December 4, 2000. Available credit under the line of credit was $4,461, $0 and $735 at December 31, 1999, July 31, 1999 and 1998,
    respectively.

    Term Loans - On March 27, 1997, the Company entered into two term loans with a bank in the amounts of $25,000 each, which were due May 27, 1997. Interest was charged at the bank's prime rate plus 2% and borrowings outstanding were collateralized by substantially all of the Company's assets and guaranteed by a shareholder of Company (subordinated to the line of credit). At July 31, 1998, the Company was in default of the term loans which aggregated $50,000. The Company's lending bank waived the default, and, at July 31, 1998, the interest rate on the term loans was 10%. The Company and the bank entered into an agreement to extend the maturity date to October 23, 1998, whereby all accrued interest and unpaid principal would be due. In October 1998, the Company refinanced the term loans with another term loan in the amount of $50,000 due October 31, 1999. Interest on the $50,000 term loan was charged at the bank's prime rate (8.5% at July 31, 1999) plus 2% and borrowings outstanding were collateralized by substantially all of the Company's assets. The outstanding balance at July 31, 1999 was $12,500 and the term loans were paid in full during the five-month period ended December 31, 1999.

    Small Business Administration Loans - On December 14, 1996, the Company obtained three Small Business Administration ("SBA") loans in the amounts of $30,200, $30,200 and $42,300, which are due on December 14, 2011 and have monthly payments of $231, $231 and $323, respectively, including interest at 4%, collateralized by the assets of the Company and guaranteed by a Company shareholder (subordinated to the line of credit and term loans).

    The SBA loans prohibit the Company, without prior written consent from the SBA, from repurchasing capital stock, declaring or paying any dividends or consolidating or merging with another company. The Company did not obtain SBA approval prior to its purchase of treasury stock during the year ended July 31, 1998 and, as such, is in violation of the terms of the SBA loans. Accordingly, such loans have been classified and are included within current portion of long-term debt on the balance sheets at December 31, 1999, July 31, 1999 and July 31, 1998.

    Equipment Supplier Promissory Note - On April 15, 1999, the Company converted $406,514 of amounts due to an equipment supplier into a promissory note due December 15, 1999. Monthly payments are $47,940, which includes interest at 14.5%. The promissory note is collateralized by substantially all of the assets of the Company (subordinated to the line of credit and term loans). At December 31, 1999, the Company was in default of the promissory note as the Company had not made payments within the prescribed time frame. The note has been classified as a current liability in the accompanying 1999 balance sheets.

    Verus Capital Notes Payable - On December 3, and 20, 1999, the Company obtained two promissory notes from Verus Capital Corp. in the amounts of $250,000, each bearing an annual interest rate of 8%. The principal and interest will convert into approximately 333,333 shares of common stock of the combined company upon completion of the pending merger of the Company (see Note 9). In the event that the merger does not occur, the note and interest due will convert into approximately 1,667 shares of the Company's common stock. Accordingly, the note has been classified as a long-term liability.

    Future principal maturities of the Company's debt obligations, exclusive of the Verus Capital Corp. notes payable, at December 31, 1999 are as follows:

                                          Equipment
                         Line of           Supplier             SBA              Capital
                          Credit             Note              Loans              Leases            Total
      2000               $ 95,539          $ 231,254          $ 94,818          $  16,227         $ 437,838
      2001                      -                  -                 -             24,695            24,695
      2002                      -                  -                 -             26,774            26,774
      2003                      -                  -                 -             27,492            27,492
      2004                      -                  -                 -             12,863            12,863
                         --------          ---------          --------          ---------         ---------

      Total              $ 95,539          $ 231,254          $ 94,818          $ 108,051         $ 529,662
                         ========          =========          ========          =========         =========


6.  RELATED PARTIES

    Loans From Related Parties - Loans from related parties consist of the following at:

                                          December 31,                   July 31,
                                              1999               1999               1998
      Shareholders' notes payable         $ 2,953,759        $ 3,316,466         $ 1,826,602
      Employee notes payable                        -             10,000              10,000
                                           ----------        -----------         -----------

                                            2,953,759          3,326,466           1,836,602

      Less current portion                 (2,953,759)        (3,202,500)         (1,713,343)
                                           ----------        -----------         -----------

      Long-term debt                       $        -        $   123,966         $   123,259
                                           ==========        ===========         ===========

    Shareholders' Notes Payable - The Company has been financed principally by loans from shareholders. At August 1, 1997, approximately $667,000 was owed to shareholders through the issuance of notes payable. During the year ended July 31, 1998, the Company obtained $1,190,000 by issuing promissory notes to seven shareholders. The promissory notes carried an annual interest rate ranging from 8% to 8.25%, and the principal and accrued interest were payable six months from the time the line was issued. Unpaid principal is converted into a new loan agreement, extending the original loan an additional six months, bearing the original interest rate. During the year ended July 31, 1998, the Company obtained an additional $1,510,000 by issuing promissory notes to eight shareholders. During the five-month period ended December 31, 1999, the Company obtained $150,000 by issuing promissory notes to three shareholders. On September 30, 1999, seven shareholders converted $500,000 of outstanding notes payable into 5,000 shares of common shares at $100 per share. At December 31, 1999, the shareholders' notes payable totaling $2,953,759 mature at various dates through June 2000.

    Employee Note Payable - In 1997, the Company issued a $10,000 promissory note to an employee of the Company. The promissory note carried an annual interest rate of 8%, and the principal and accrued interest were payable six months from the time the note was issued. At the maturity date, unpaid principal was converted into a new loan agreement, extending the original loan an additional six months, bearing the original interest rate. During the five-month period ended December 31, 1999, the employee note payable was paid in full.


7.  INCOME TAXES

    The Company's net deferred tax assets consisted of the following:

                                              December 31,              July 31,
                                                 1999             1999            1998
      Deferred tax assets/liabilities:
        Net operating losses                 $ 2,091,000      $ 1,742,000      $ 940,000
        Accounts receivable                       37,000            5,000          4,000
        Fixed assets                              (8,000)           8,000          4,000
        Accrued interest                         146,000          102,000         37,000
        Accrued vacation                          14,000                -              -
                                             -----------      -----------      ---------

                                               2,280,000        1,857,000        985,000

      Less valuation allowance                (2,280,000)      (1,857,000)      (985,000)
                                             -----------      -----------      ---------

      Deferred tax assets, net               $         -      $         -      $       -
                                             ===========      ===========      =========

    The future availability of the Company's deferred tax assets may be significantly limited as a result of changes in Company ownership. In addition, because of the Company's limited operating history and losses incurred to date, management has provided a 100% allowance against the Company's net deferred tax assets. The increase in the Company's valuation allowance for the periods presented results principally from the increase to the Company's deferred tax assets related to the operating losses. The federal net operating loss carryforwards of approximately $5,200,000 expires at various dates between 2011 and 2020.

8.  SHAREHOLDERS' DEFICIENCY

    Treasury Stock - On January 30, 1998, the Company purchased 3,000 shares of the Company's common stock at $62.50 per share in the aggregate amount of $187,500.

    Stock Split - On May 28, 1998, the Board of Directors (the "Board") and the shareholders of the Company approved the issuance of an additional 153,846 shares for each existing share of common stock in the form of a stock dividend. The number of additional shares issued was 7,000 common shares. All share and share data reflect the stock split.

    Stock Option Grant - In June 1999, the Company granted a nonqualified stock option to an executive of the Company which permits the executive to purchase up to 1,000 shares of common stock at a per share price of $100. The option vested over six months and expires in 36 months. At December 31, 1999, the option is fully vested and exercisable and has a remaining contractual life of 2.37 years.

    Pro Forma Disclosures - As discussed in Note 1, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for Stock Issued to Employees," and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

    SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of pro forma information had the Company adopted the fair value method. For purposes of the pro forma disclosures, the Company estimated the fair value of option on the grant date using the Black-Scholes option pricing model with the following weighted-average assumptions: expected life of three years; risk-free interest rates of 5.47% in 1999; expected volatility of 40.7% in 1999 and no dividends during the expected term. The Company's calculations are based on a single option valuation approach, and forfeitures are recognized as they occur. The estimated fair value of the award was $33.61 per share. If the computed fair value of the 1999 award had been amortized to expense over the vesting period of the award, pro forma net loss would have been as follows for the five-month period ended December 31, 1999 and the year ended July 31, 1999, respectively.


                                                Five-Month
                                               Period Ended       Year Ended
                                             December 31, 1999   July 31, 1999

     Net loss:
       As reported                             $ (1,000,646)     $ (2,182,431)
       Pro forma                                 (1,025,854)       (2,190,833)

     Loss per share (basic and diluted):
       As reported                                      (46)             (109)
       Pro forma                                        (47)             (110)

9.  SUBSEQUENT EVENT

    On January 18, 2000, the Company signed a letter of intent to enter into a merger agreement with a company controlled by Verus International Ltd. (the "Acquiror"). Pursuant to the letter of intent, the shareholders of the Company will receive shares of the Acquiror in return for 100% of the common stock of the Company. The Acquiror is a "shell" corporation with no substantial operations, and simultaneous with the merger, the Acquiror will be capitalized with $7,000,000 in the form of cash and notes receivable from the Company. In the event that the merger does not occur, the Verus Capital Corp. note payable (Note 5) will convert into common stock of the Company. In anticipation of the expected merger, Verus Capital Corp. has funded the Company an additional $1,500,000 through the issuance of notes subsequent to December 31, 1999. Pursuant to the letter of intent, fees totaling $85,000 will be payable by the Company if the Company terminates the letter of intent for reasons other than nonperformance of other parties.

                                 * * * * * *

                         PRO FORMA FINANCIAL INFORMATION


               EBONY & GOLD VENTURES, INC. AND BOOKTECH.COM, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Effective March , 2000 E&G Acquisitions Corporation, a Nevada corporation ("Merger-Sub"), a wholly owned subsidiary of Ebony & Gold Ventures, Inc., a Nevada corporation (the "Company"), merged (the "Merger") with and into booktech.com, inc. a Massachusetts corporation ("booktech"), pursuant to an agreement and plan of merger dated March , 2000 (the "Merger Agreement"). Following the Merger, the business to be conducted by the Company will be the business conducted by booktech prior to the Merger. In conjunction with the Merger, the Company changed its name to booktech.com, inc. In connection with the Merger, in March 2000, the Company sold 4,666,667 additional $.00042 par value shares of common stock to investors in a private placement transaction, generating net proceeds of approximately $7.0 million. The accompanying unaudited pro forma balance sheet as of December 31, 1999, presents the financial position of the Company and booktech, assuming the Merger had been at that date. The unaudited pro forma statement of operations for the five months ending December 31, 1999 and for the year ended July 31, 1999, reflects the Merger as if it had been consummated on August 1, 1998.

The Company acquired 100% of the outstanding shares of booktech through the issuance of 7,520,690 $.00042 par value shares of its authorized but unissued common stock, in exchange for 21,810 shares of booktech's common stock and 1,100,000 shares of the Company's $.00042 par value Series B Preferred Stock in exchange for 3,190 shares of booktech's common stock. Pursuant to the Merger, $3,216,171 of related party notes owed by booktech to certain investors, was converted into 2,135,301 shares of $.00042 par value, Series A Preferred stock of the Company. In addition, the Company acquired technology and a patent application Virtuosity Press LLC, a Delaware Limited Liability company ("Virtuosity"), through the issuance of 1,379,310 shares of $.01 par value common Stock. As a result of the Merger, the former booktech stockholders collectively acquired approximately 53.4% of the outstanding voting securities (by vote) of the Company following the Merger.

The pro forma financial information does not purport to be indicative of the results which would have actually have been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.

BASIS OF PRESENTATION

In the Merger, the Company acquired all of the outstanding shares of booktech through the issuance of 7,520,690 shares of the Company's $.00042 par value common stock in exchange for 21,810 shares of booktech's common stock and the issuance of 1,100,000 shares of the Company's $.00042 par value Series B Preferred Stock in exchange for 3,190 shares of booktech's common stock. The Merger will be accounted for as a reverse acquisition. The historical results of booktech will become the historical results of the Company. The shares issued by the Company in the Merger are valued at $1.50 per share, the value of the common shares sold in the private placement transaction consummated in connection with the Merger.

The unaudited pro forma balance sheet combines the balance sheets of the Company and booktech as of December 31, 1999, assuming that the Merger had been completed at that date. In the period from December 31, 1999 to the merger date, the value of the amounts owed to related parties increased due to the accruing of interest. The unaudited pro forma balance sheet assumes that the value of the amounts owed to related parties at December 31, 1999 was converted at the date of the merger. The unaudited pro forma balance sheet further assumes that the Series A Preferred Stock shares issued at the time of the merger were issued at December 31, 1999.

The unaudited pro forma statement of operations for the five-month period ended December 31, 1999 and the twelve-month year ending July 31, 1999 reflect the merger. The unaudited pro form statements of operations do not include any pro forma adjustments relating to the amortization of the acquired technology and patent application. If the patent application is approved by the U.S. Patent Office, the patent will be amortized over five years.

The historical balance sheets and statements of operations as of and for the year ended December 31, 1999, used in the preparation of the pro forma financial statements have been derived from the respective audited financial statements of the Company and booktech.

                              BOOKTECH.COM,INC. AND EBONY & GOLD VENTURES INC
                                     UNAUDITED PRO FORMA BALANCE SHEET
                                   FOR THE YEAR ENDED DECEMBER 31, 1999

                                                               booktech.com,inc. Ebony & Gold        Pro Forma
                                                                  12/31/99        12/31/99           Adjustments      Combined
                                                                  --------        --------           -----------      --------
ASSETS

Cash and equivalents                                             $     82,753     $  --      (a)    $  6,500,000     $  6,260,723
                                                                                             (e)        (322,030)

Accounts receivable                                                   228,466        --                     --            228,466
                                                                 ------------     --------          ------------     ------------

     Total current assets                                             311,219        --                6,177,970        6,489,189

Property and equipment - net                                          734,370        --                     --            734,370

Acquired technology and patent application                               --          --      (c)       2,068,965        2,068,965

Deposits                                                               25,200        --                     --             25,200
                                                                 ------------     --------          ------------     ------------

     Total                                                       $  1,070,789     $  --             $  8,246,935     $  9,317,724
                                                                 ============     ========          ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Short-term debt to related parties                               $  2,953,759     $  --      (d)    $ (2,815,000)    $     15,500

                                                                                             (e)        (123,259)

Accrued expenses to related parties                                   354,130                (d)        (344,556)           9,574
Accounts payable                                                    1,282,385                --             --          1,282,385
Accrued expenses                                                      410,817        --      (e)          (8,415)         402,402

Accrued merger expenses                                                  --                  (i)         200,000          200,000

Current portion of long-term debt                                     437,838      17,564    (f)         (17,564)         247,482
                                                                 ------------    ---------                           ------------
                                                                                             (e)        (190,356)
                                                                                                    ------------

     Total current liabilities                                      5,438,929      17,564             (3,108,794)       2,157,343

LONG TERM DEBT                                                        591,824                (a)        (500,000)          91,824

OTHER LIABILITIES                                                     146,250                                             146,250

TOTAL LIABILITIES                                                $  6,177,003                         (3,608,794)       2,568,209


Common stock                                                     $    760,000       2,100    (a)           1,960            7,798

                                                                                             (b)        (756,841)

                                                                                             (c)             579

Series A Preferred                                                                           (d)          21,353           21,353

Series B Preferred                                                                           (b)             462              462

Additional paid-in capital                                               --          --      (a)       6,998,040       12,771,411




                                                                                             (b)         756,379

                                                                                             (e)       2,068,386

                                                                                             (d)       3,138,206

                                                                                             (f)          17,564

                                                                                             (g)        (187,500)

                                                                                             (h)         (19,664)

                                                                                                                             --

Treasury stock                                                       (187,500)               (g)         187,500             --

Accumulated Deficit                                                (5,678,714)    (19,664)   (h)          19,664       (5,878,714)
                                                                 ------------     -------                            ------------
                                                                                             (i)        (200,000)


     Total stockholders' equity (deficiency)                       (5,106,214)    (17,564)            12,046,085        6,922,307
                                                                 ------------     -------            ------------     ------------

     Total liabilities and stockholders'
                    equity (deficiency)                          $  1,070,789     $  --             $  8,437,291     $  9,317,724
                                                                 ============    ========           ============     ============

Series A Dividends

BALANCE SHEET ADJUSTMENTS

(a) Reflects the Company's receipt of $6,500,000 of proceeds from a private placement and the conversion of $500,000 of advances into 4,666,667 shares of $.00042 par value common stock in March 2000.

(b) Issuance of 7,520,690 shares of the Company's $.00042 par value common stock and 1,100,000 shares of the Company's $.00042 par value Series B preferred stock for booktech common stock

(c) Reflects the purchase of the acquired technology and patent application by the Company by issuing 1,379,310 shares of $.00042 common stock.

(d) Reflects the conversion of short-term debt, and accrued interest, to related parties in exchange for 2,135,301 shares of $.01 Series A Preferred stock of the Company.

(e) Reflects the payment of related party and other obligations, including accrued interest, at the time of merger.

(f)  To eliminate the amounts owed to Ebony & Gold officers

(g)  Adjustment to eliminate Treasury Stock.

(h)  To eliminate Ebony & Gold's deficit accumulated during development stage.

(i)  To reflect estimated merger costs.

               BOOKTECH.COM, INC. AND EBONY & GOLD VENTURES, INC.
               --------------------------------------------------
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   -------------------------------------------
               FOR THE FIVE-MONTHS PERIOD ENDED DECEMBER 31, 1999
               --------------------------------------------------


                                                                              Ebony & Gold      Pro Forma
                                                          booktech.com, inc.  Ventures, Inc.   Adjustments        Pro Forma

NET SALES                                                   $   1,024,866     $          -      $       -        $1,024,866

COST OF SALES                                                   1,027,223                -              -         1,027,223
                                                            -------------    -------------     ----------       -----------

GROSS MARGIN                                                       (2,357)               -              -            (2,357)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      919,034           17,214                          936,248
                                                            --------------    -------------     ----------       -----------

LOSS FROM OPERATIONS                                             (921,391)         (17,214)             -          (938,605)
                                                            --------------    -------------     ----------       -----------

INTEREST EXPENSE:
    Interest expense from related parties                          83,422                -        (82,705) {p}          717
    Other                                                          42,327                -         (1,513) {p}       40,814
                                                            --------------    -------------     ----------       -----------

        Total interest expense                                    125,749                -        (84,218)           41,531

OTHER EXPENSE                                                      13,506                -              -            13,506
                                                            --------------    -------------     ----------       -----------

NET LOSS                                                    $  (1,060,646)    $    (17,214)     $  84,218        $ (993,642)
                                                            ==============    =============     ==========       ===========


NET LOSS PER SHARE (Basic and diluted)                      $      (46.10)    $      (0.01)                      $    (0.05)
                                                            ==============    =============                      ===========

SHARES USED IN COMPUTING NET LOSS
PER SHARE                                                          23,007        2,100,000     16,443,660        18,566,667
                                                            ==============    =============    ==========        ===========


               BOOKTECH.COM, INC. AND EBONY & GOLD VENTURES, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JULY 31, 1999

                                                                             Ebony & Gold    Pro Forma
                                                        booktech.com, inc.  Ventures, Inc.  Adjustments        Pro Forma

NET SALES                                                 $  1,328,813     $       --       $       --       $  1,328,813

COST OF SALES                                                1,578,308             --               --          1,578,308
                                                          ------------     ------------     ------------     ------------

GROSS MARGIN                                                  (249,495)            --               --           (249,495)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                 1,718,300              350                         1,718,650
                                                          ------------     ------------     ------------     ------------

LOSS FROM OPERATIONS                                        (1,967,795)            (350)            --         (1,968,145)
                                                          ------------     ------------     ------------     ------------

INTEREST EXPENSE:
    Interest expense from related parties                      209,795             --           (207,305) {p}       2,490
    Other                                                        4,841             --             (3,792) {p}       1,049
                                                          ------------     ------------     ------------     ------------

        Total interest expense                                 214,636             --           (211,097)           3,539

OTHER EXPENSE                                                     --               --               --               --
                                                          ------------     ------------     ------------     ------------

NET LOSS                                                  $ (2,182,431)    $       (350)    $    211,097     $ (1,971,684)
                                                          ============     ============     ============     ============


NET LOSS PER SHARE (Basic and diluted)                    $    (109.12)    $      (0.00)                     $      (0.11)
                                                          ============     ============                      ============

SHARES USED IN COMPUTING NET LOSS
PER SHARE                                                       20,000        2,100,000       16,446,667       18,566,667
                                                          ============     ============     ============     ============


INCOME STATEMENT ADJUSTMENTS

      Reflects the business combination accounted for as a reverse merger, which is in effect a restatement of historical income statements as if the combination had been consummated on August 1, 1998. The unaudited pro forma income statements do not include any pro forma adjustments relating to the amortization of the acquired technology and patent application.

      (p) To adjust for interest expense owed on related party and other obligations for the year ended July 31, 1999 and the five months period ended December 31, 1999 converted to preferred stock pursuant to the merger agreement.